                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                February 2, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            OSI PHARMACEUTICALS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                       0-15190                  13-3159796
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission            (I.R.S. Employer
        incorporation)                  File Number)         Identification No.)


                              58 SOUTH SERVICE ROAD
                               MELVILLE, NY 11747
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (631) 962-2000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 2, 2005, we entered into a Supply Agreement with Schwarz Pharma Manufacturing, Inc. whereby Schwarz will exclusively manufacture and supply all of our clinical and commercial requirements of Tarceva(TM) (erlotinib) tablets for use, distribution, sale and resale in the United States, its territories and possessions, and the Commonwealth of Puerto Rico, as well as, under certain limited circumstances, other territories. The active pharmaceutical ingredient, erlotinib, is manufactured in a three-step process with high yield. We have entered into a long-term agreement with Sumitomo Chemical Co., Ltd. and are in the process of entering into a long-term agreement with Dipharma S.p.A. for the commercial manufacture of erlotinib (as the hydrochloride salt). Under the Supply Agreement with Schwarz, we are obligated to deliver erlotinib hydrochloride to Schwarz, and Schwarz is obligated to manufacture the Tarceva(TM) tablets.

         Commencing in the third year of the Supply Agreement, we are entitled, on a calendar year-to-calendar-year basis, to manufacture for ourselves or procure from any other party a specified percentage of our tablet requirements upon payment of a yearly fee to Schwarz. In addition, at any time after February 2, 2010, we have the right to manufacture all or a portion of our tablet requirements during the remaining term of the Agreement upon the payment of a one-time fee to Schwarz. Under certain circumstances, if Schwarz fails to supply product in accordance with the Agreement, we have the right, upon written notice to Schwarz, to manufacture ourselves or procure from any other party the amount of such product Schwarz failed to supply.

         The Agreement continues until February 2, 2015, unless the parties mutually agree to renew. We may terminate the Agreement if product is permanently prohibited from being manufactured, shipped, sold, or marketed by the Food and Drug Administration (FDA) or other applicable governmental authority. In addition, we may terminate the Agreement upon the occurrence of certain product supply failures occurring during a specified period. Schwarz may terminate the Agreement upon our failure to make certain invoice payments, or if we continue activities which are in violation of FDA regulations. The Agreement is also subject to early termination in the event of certain customary defaults.

         Because we are dependent on Schwarz's performance of its tablet manufacturing obligations, we have commenced the process of qualifying an alternate independent tablet manufacturer with the FDA to serve as a backup to Schwarz, a process expected to be completed in 2006. In the meantime, we intend to build up and maintain a sufficient inventory supply to enable us to continue to sell Tarceva(TM) in the event of any disruptions in Schwarz's ability to supply our requirements on a timely basis.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005               OSI PHARMACEUTICALS, INC.




                                     By: /s/ Robert L. Van Nostrand
                                         -------------------------------------
                                         Robert L. Van Nostrand
                                         Vice President and Chief Financial
                                         Officer (Principal Financial Officer)


                                       3